UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

ENGILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	45-3854852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of Principal Executive Offices)	(Zip Code)

(703) 708-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, Engility Holdings, Inc. (the “Company”) announced that it intends to appoint Wayne Rehberger to serve as the Senior Vice President and Chief Financial Officer of the combined company subject to and effective upon the closing of the Company’s previously announced business combination with TASC Parent Corporation (“TASC”). Mr. Rehberger, age 58, has served as Senior Vice President and Chief Financial Officer of TASC since June 2010. Mr. Rehberger has more than 25 years of diversified financial and telecommunications management experience. Prior to joining TASC in June 2010, he was the Chief Operating Officer of XO Communications, a facilities-based telecommunications services provider. Before taking on the role of Chief Operating Officer in May 2004, Mr. Rehberger had served as XO Communications’ Chief Financial Officer since November 2000. From June 1986 until March 2000, Mr. Rehberger was affiliated with MCI Communications, where he held several broad financial roles, including Senior Vice President of finance. Mr. Rehberger began his corporate career with the KPMG consulting business in Washington, D.C., where he worked primarily with U.S. Government agencies and defense contractors. Mr. Rehberger also served for 10 years in the United States Army and Army Reserve, achieving the rank of major. He earned a Master of Business Administration at the University of South Carolina and a Bachelor of Science degree in business administration at Bucknell University.

At this time, the Company has not entered into any new material plans, contracts or arrangements with Mr. Rehberger in connection with his anticipated appointment as Senior Vice President and Chief Financial Officer of the combined company. However, it is currently expected that, subject to and effective upon the closing of the previously announced business combination with TASC, Mr. Rehberger will be eligible to participate in the compensation and benefit programs generally available to the combined company’s executive officers.

Mr. Rehberger will succeed Michael J. Alber, who will cease to be Senior Vice President and Chief Financial Officer of the Company, subject to and effective upon the closing of the previously announced business combination with TASC.

Item 8.01.	Other Events.

On January 13, 2015, the Company issued a press release announcing that its board of directors has designated David A. Savner, a current member of the Company’s board of directors, to serve as non-executive co-chairman of the combined company subject to and effective upon the closing of the previously announced business combination with TASC. A copy of the press release is attached hereto as Exhibit 99.1.

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ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed transaction, Engility Holdings, Inc. (“Engility”) and New East Holdings, Inc., a wholly owned subsidiary of Engility (“New Engility”), have filed with the SEC a registration statement on Form S-4 which includes a preliminary joint proxy/consent solicitation statement of Engility and TASC and a preliminary prospectus of New Engility, as well as other relevant documents concerning the proposed transaction. The registration statement has not yet become effective. Engility will mail the definitive joint proxy/consent solicitation statement/prospectus to Engility and TASC stockholders. STOCKHOLDERS OF ENGILITY AND TASC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES

AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive joint proxy/consent solicitation statement/prospectus (when available) and other filings containing information about Engility at the SEC’s website at www.sec.gov. The definitive joint proxy/consent solicitation statement/prospectus (when available) and the other filings may also be obtained free of charge at Engility’s website at www.engilitycorp.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Engility and certain of its directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Engility stockholders in connection with the proposed merger. Information about the directors and executive officers of Engility and their ownership of Engility common stock is set forth in the proxy statement for Engility’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2014.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy/consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

NO OFFERS OR SOLICITATIONS

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Engility Holdings, Inc. on January 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: January 13, 2015	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release issued by Engility Holdings, Inc. on January 13, 2015

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